                           HINES HORTICULTURE, INC.

                                THIRD AMENDMENT
                              TO CREDIT AGREEMENT


         This THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of March 15, 1996 and entered into by and among HINES HORTICULTURE, INC. (formerly known as Hines Nurseries Inc.), a California corporation ("Company"), SUN GRO HORTICULTURE INC., a Nevada corporation ("Sun Gro"), and SUN GRO HORTICULTURE CANADA LTD., a Canadian corporation ("Sun Gro Canada"; together with Company and Sun Gro, collectively, "Borrowers"), the financial institutions listed on the signature pages hereof ("Lenders") and BT COMMERCIAL CORPORATION, as Agent for Lenders ("Agent"), and, for purposes of Section 4 hereof, the Credit Support Parties (as defined in Section 4 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of August 4, 1995 by and among Company, Sun Gro and Sun Gro Canada, Lenders and Agent, as amended by that certain First Amendment dated as of October 11, 1995 and that certain Second Amendment dated as of October 26, 1995 (as so amended, the "Credit Agreement"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                   RECITALS

         WHEREAS, Borrowers and Lenders desire to amend the Credit Agreement to
(i) adjust certain of financial covenants set forth therein, and (ii) make certain other amendments as set forth below:

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         Section 1.  AMENDMENTS TO THE CREDIT AGREEMENT

         1.1  Amendments to Section 7: Borrowers' Negative Covenants

         A. Minimum Interest Coverage Ratio. Subsection 7.6A of the Credit Agreement is hereby amended by deleting the third, fourth, fifth and sixth lines in the table contained therein in their entirety and substituting the following therefor:

              "1st Fiscal Quarter, 1996                  1.50:1.00
              2nd Fiscal Quarter, 1996                   1.50:1.00
              3rd Fiscal Quarter, 1996                   1.50:1.00
              4th Fiscal Quarter, 1996                   1.55:1.00"

         B. Maximum Leverage Ratio. Subsection 7.6B of the Credit Agreement is hereby amended by deleting the third, fourth, fifth and sixth lines in the table contained therein in there entirety and substituting the following therefor:

              "1st Fiscal Quarter, 1996                  6.50:1.00
              2nd Fiscal Quarter, 1996                   5.60:1.00
              3rd Fiscal Quarter, 1996                   5.60:1.00
              4th Fiscal Quarter, 1996                   5.60:1.00"

         C. Minimum Consolidated Adjusted EBITDA. Subsection 7.6C of the Credit Agreement is hereby amended by deleting the sixth line in the table contained therein and substituting the following therefor:

              "4th Fiscal Quarter, 1996          $32,000,000"


         Section 2.  CONDITIONS TO EFFECTIVENESS

         Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Third Amendment Effective Date"):

         A. On or before the Third Amendment Effective Date, Holdings and each Borrower shall deliver to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Third Amendment Effective
Date:

              1. Certificate of the corporate secretary or assistant secretary for each of Holdings and each Borrower certifying as of the Third Amendment Effective Date that:

                   a. The Certificate or Articles of Incorporation of Holdings or such Borrower have not been amended, modified or otherwise changed since the Closing Date; and

                   b. The Bylaws of Holdings or such Borrower have not been amended, modified or otherwise changed since the Closing Date;

              2. Resolutions of Board of Directors of each of Holdings and each Borrower approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the Third Amendment Effective Date by Holdings or such Borrower's corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

              3. Signature and incumbency certificates of officers of each of Holdings and each Borrower executing this Amendment; and

              5.  Executed copies of this Amendment.

         B. On or before the Third Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.


         Section 3.  BORROWER'S REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

         A. Corporate Power and Authority. Each Loan Party has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

         B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each Loan Party party hereto.

         C. No Conflict. The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party hereto of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Holdings or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which have been obtained on or before the Third Amendment Effective Date and disclosed in writing to Lenders.

         D. Governmental Consents. The execution and delivery by the Loan Parties hereto of this Amendment and the performance by the Loan Parties hereto of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

         E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by each Loan Party and are the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement and contained in the other Loan Documents are and will be true, correct and complete in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.


         Section 4.  ACKNOWLEDGEMENT AND CONSENT

         Company is a party to the Company Guaranty, the Company Security Agreement, the Company Pledge Agreement, the Company Trademark Security Agreement, the Company Patent Security Agreement and the Collateral Account Agreement pursuant to which Company has (i) guarantied the Obligations and (ii) created liens in favor of Agent on certain Collateral to secure the Obligations and to secure its obligations under the Company Guaranty. Sun Gro is a party to the Domestic Subsidiary Guaranty, the Domestic Subsidiary Security Agreement, the Domestic Subsidiary Pledge Agreement, the Domestic Subsidiary Trademark Security Agreement, the Domestic Subsidiary Patent Security Agreement and the Collateral Account Agreement pursuant to which Sun Gro has (i) guarantied the Obligations and (ii) created liens in favor of Agent on certain Collateral and to secure the obligations of Sun Gro under the Domestic Subsidiary Guaranty.
Sun Gro Canada is a party to the Canadian Subsidiary Security Agreement and the Canadian Subsidiary Pledge Agreement pursuant to which Sun Gro Canada has created liens in favor of Agent on certain Collateral to secure certain of the Obligations. Holdings is a party to the Holdings Guaranty and the Holdings Pledge Agreement pursuant to which Holdings has (i) guarantied the Obligations and (ii) pledged certain Collateral to Agent to secure the obligations of

Holdings under the Holdings Guaranty. Company, Sun Gro, Sun Gro Canada and Holdings are collectively referred to herein as the "Credit Support Parties", and the Guaranties and Collateral Documents referred to above are collectively referred to herein as the "Credit Support Documents".

         Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Borrowers now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.

         Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         Each Credit Support Party (other than Borrowers) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

         Section 5.  MISCELLANEOUS

         A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

         (i) On and after the Third Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

         (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

         B. Fees and Expenses. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

         C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 2 hereof) shall become effective upon the execution of a counterpart hereof by Requisite Lenders, Holdings and each Borrower and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.



                 [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                               HINES HORTICULTURE, INC. (formerly known as Hines Nurseries Inc.), as Borrower


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------


                               SUN GRO HORTICULTURE INC.,
                               as Borrower


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------



                               SUN GRO HORTICULTURE CANADA LTD.,
                               as Borrower


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------



                               HINES HOLDINGS, INC., (formerly known as Hines Horticulture Inc.)(for purposes of Section 4 only) as a Credit Support Party


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------

                               BT COMMERCIAL CORPORATION,
                               as a Domestic Lender and as Agent


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------


                               BT BANK OF CANADA,
                               as a Canadian Lender


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------


                               BANKERS TRUST COMPANY,
                               as an Issuing Lender


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------

                               HARRIS TRUST AND SAVINGS BANK,
                               as a Domestic Lender


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------



                               FLEET BANK OF MASSACHUSETTS, N.A.,
                               as a Domestic Lender


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------



                               LASALLE NATIONAL BANK,
                               as a Domestic Lender


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------



                               NATIONSBANK, N.A.,
                               as a Domestic Lender and Canadian Lender


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------



                               UNION BANK,
                               as a Domestic Lender and Canadian Lender


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------

                               WELLS FARGO BANK,
                               as a Domestic Lender and Canadian Lender


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------



                               BANK OF MONTREAL,
                               as a Canadian Lender


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------